UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

POWERSECURE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina 27587

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2012, PowerSecure International, Inc., a Delaware corporation (the “Company”), completed a $2.4 million five year term loan (“Term Loan”) under its Amended and Restated Credit Agreement, dated December 21, 2011 (“Credit Agreement”), among the Company, as borrower, Citibank, N.A. (“Citibank”) and Branch Banking and Trust Company in their capacity as lenders (the “Lenders”), and Citibank, in its capacity as the administrative agent (the “Agent”). Because the Term Loan is made pursuant to the Credit Agreement, it is made upon the same terms and subject to the same conditions including financial and other covenants and interest rates, except that the Company is required to make quarterly principal repayments on the term of the term loan based on a 15 year amortization schedule with the remaining outstanding principal balance due and payable on November 12, 2016.

The Company completed the Term Loan to add a component of longer-term debt to its capital structure. At February 8, 2012, the Company had no balance outstanding under the Credit Agreement other than the $2.4 million Term Loan, and had $28.4 million in cash on hand.

The Company’s Credit Agreement provides for a $20 million senior, first-priority secured revolving credit facility, plus the $2.4 million Term Loan, and has been guaranteed by all active subsidiaries of the Company and secured by their assets. In addition, the Term Loan is secured by deeds of trust granted by two subsidiaries of the Company on two real estate office properties owned by such subsidiaries, for the benefit of the Agent and Lenders.

The terms of the Credit Agreement, as amended and restated, are described in a Current Report on Form 8-K filed by the Company on December 28, 2011 (the “December 28, 2011 Form 8–K”). The description of the Credit Agreement and the Term Loan contained in this Report do not purport to be a complete statement of the Company’s rights and obligations thereunder, and is qualified in its entirety by reference to the text of the Credit Agreement and the exhibits thereto, which are exhibits to the December 28, 2011 Form 8–K and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1

Amended and Restated Credit Agreement, dated as of December 21, 2011, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and Branch Banking and Trust Company, as lender. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 28, 2011.)

10.2

Form of Security Agreement, dated as of August 23, 2007, by each of PowerSecure International, Inc. and its active subsidiaries in favor of Citibank, N.A., as administrative agent, as secured party. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.3

Form of Guaranty, dated as of August 23, 2007, by each active subsidiary of PowerSecure International, Inc. in favor of Citibank, N.A., as administrative agent. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.4

Deed of Trust, dated as of January 17, 2008, by PowerSecure, Inc., as grantor, in favor of Mary C. Tucker, as trustee for the benefit of Citibank, N.A., as administrative agent, as beneficiary. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 23, 2008.)

10.5	First Amendment to Deed of Trust, dated as of December 21, 2011, between PowerSecure, Inc. and Citibank, N.A., as beneficiary for secured creditors. (Filed herewith.)

10.6

Form of Deed of Trust, dated as of February 7, 2012, by Reid’s Trailer, Inc., as grantor, in favor of Mary C. Tucker, as trustee for the benefit of Citibank, N.A., as administrative agent, as beneficiary. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: February 8, 2012

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